USED ENGINES SALE AGREEMENT

between

[*] ENGINE LEASING, LLC

and

WILLIS LEASE FINANCE CORPORATION, FOR ITSELF AND AS SERVICER
December 3, 2020

This document contains proprietary information of [*] Engine Leasing, LLC (“Seller”). Seller offers the information contained in this document on the condition that you not disclose or reproduce the information to or for the benefit of any third party without Seller’s written consent. Neither receipt nor possession of this document, from any source, constitutes Seller’s permission. Possessing, using, copying or disclosing this document to or for the benefit of any third party without Seller’s written consent may result in criminal and/or civil liability.
This document does not contain any export regulated technical data.
NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.
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TABLE OF CONTENTS
Article		Page Number

1.	DEFINITIONS	1
2.	DESCRIPTION OF SALE, DATE OF SALE AND DELIVERY LOCATION	3
3.	PURCHASE PRICE AND PAYMENT	4
4.	INSPECTION	4
5.	CONDITIONS PRECEDENT	5
6.	CLOSING AND DELIVERY	5
7.	RISK OF LOSS AND TITLE	6
8.	COVENANTS OF BUYER	6
9.	REPRESENTATIONS AND WARRANTIES	7
10.	LIMITED WARRANTIES AND DISCLAIMERS	8
11.	EXCUSABLE DELAYS	9
12.	INDEMNITIES	9
13.	EXPENSES AND TAXES	10
14.	EXPORT	10
15.	MISCELLANEOUS	11
	Appendix I [*] Engines List
	Appendix II Demountable Powerplant Specification
	Appendix III Collins Aerospace QEC Kit Excluded Parts
	Appendix IV [*] Engines Delivery Location
	Appendix V Form of Acceptance Certificate
	Appendix VI Form of Engine Bill of Sale
	Appendix VII [*] Engine and Parts Service Policy
	Appendix VIII List of Permitted Affiliates
	Appendix IX Form of Pre-closing Engine Certification
	Appendix X Post-closing Engine Documentation Short List

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USED ENGINES SALE AGREEMENT
This Used Engines Sale Agreement, dated as of December 3, 2020 (this “Agreement”), is between [*] Engine Leasing, LLC, as Seller, and Willis Lease Finance Corporation (for itself and in its capacity as Servicer on behalf of the Permitted Affiliates (as defined below)), as Buyer. Each a “Party” and together the “Parties”.
The subject matter of this Agreement is [*] used, serviceable aircraft engines, as described in Section 2.2, which Seller desires to sell to Buyer and Buyer is willing to purchase from Seller.
In consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, the Parties agree as follows.
1.DEFINITIONS
In this Agreement, unless the context otherwise requires:
1.1    “Acceptance Certificate” means an acceptance certificate in the form attached as Appendix V to this Agreement.
1.2    “BFE” means “Buyer Furnished Equipment”, which is the aircraft manufacturer- supplied or buyer furnished engine-mounted accessories (typically including such items as integrated drive generator, quick accessory disconnect adapter, hydraulic pumps, shutoff valve, and pressure regulating valve).
1.3    “Bill of Sale” means a bill of sale in the form attached as Appendix VI to this Agreement.
1.4    “Buyer” means Willis Lease Finance Corporation, a corporation organized and existing under the laws of Delaware, with a place of business at 4700 Lyons Technology Parkway, Coconut Creek, Florida 33073.
1.5    “Buyer Indemnitee” has the meaning set forth in Section 12.1.
1.6    “Closing” has the meaning set forth in Section 6.2.
1.7    “DER” means Designated Engineering Representative.
1.8    “Delivery Location” has the meaning set forth in Section 2.3.
1.9    “Dollars and $” mean the lawful currency of the United States of America.
1.10    “Engine” has the meaning set forth in Section 2.2.
1.11    “Engine Activity” means the ownership, possession, use, import, export, registration, re-registration, deregistration, non-registration, manufacture, performance, transportation, management, location, movement, acquisition,

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disposal, transfer, exchange, control, design, condition, defect, testing, inspection, acceptance, delivery, redelivery, leasing, subleasing, wet-leasing, pooling, interchange, maintenance, repair, loss, damage, emissions, refurbishment, insurance, reinsurance, service, modification, overhaul, replacement, alteration, storage, removal or operation of the Engine or any part thereof (whether in the air or on the ground or otherwise).
1.12    “Engine Documentation” has the meaning set forth in Section 2.2.
1.13    “Engine Stand” has the meaning set forth in Section 2.2.
1.14    “Engine Storage Bag” has the meaning set forth in Section 2.2.
1.15    “FAA” means the United States Federal Aviation Administration.
1.16    “Final Closing Date” has the meaning set forth in Section 2.5.
1.17    “Fixed Price Repair Agreement” means that certain agreement between IAE LLC and Buyer entered into contemporaneously with this Agreement and pursuant to which IAE LLC will provide repair coverage for each Engine pursuant to the terms thereof.
1.18    “IAE LLC” means International Aero Engines, LLC, a limited liability company organized and existing under the laws of Delaware, which has an office located at 400 Main Street, East Hartford, Connecticut 06118, and which is an affiliate of Seller.
1.19    “Liens” means, collectively, security interests, liens, claims, charges, other encumbrances or rights of others.
1.20    “Loss” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature.
1.21    “[*] Engine” has the meaning set forth in Section 2.3(b).
1.22    “OEM” means original equipment manufacturer.
1.23    “Permitted Affiliates” means, collectively, those parties set forth in Appendix VIII to this Agreement, or such other parties as consented to in writing by IAE LLC, such consent not to be unreasonably withheld or delayed; provided, however, that if IAE LLC or Seller is legally prohibited from doing business with such party, then such party will cease to be a Permitted Affiliate.
1.24    “PMA” means Parts Manufacturer Approval, the authority granted by the FAA to manufacture parts for installation in type-certificated products.

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1.25    “Pre-closing Records” has the meaning set forth in Section 4.2.
1.26    “Purchase Price” has the meaning set forth in Section 3.1.
1.27    [*].
1.28    “QEC Kit” means a used serviceable quick engine change kit bearing part number [*] with the specifications identified in the Specification. The QEC Kit does not include BFE parts.
1.29    “QEC Kit Excluded Parts” means the QEC Kit parts that Seller will not provide, which are listed in Appendix III to this Agreement.
1.30    [*]
1.31    “Right of First Refusal” has the meaning set forth in Section 8.2.
1.32    “Scheduled Closing Date” has the meaning set forth in Section 2.4.
1.33    “Seller” means [*] Engine Leasing, LLC, a limited liability company organized and existing under the laws of Delaware, which has an office located at 400 Main Street, East Hartford, Connecticut 06118.
1.34    “Seller Indemnitee” has the meaning set forth in Section 12.2.
1.35    “Specification” means the Demountable Powerplant Specification attached as Appendix II to this Agreement.
2.DESCRIPTION OF SALE, DATE OR SALE AND DELIVERY LOCATION
2.1    Agreement to Sell. Subject to the terms of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all right, title and interest in and to the Engines on the Scheduled Closing Date and for the Purchase Price.
2.2    Description of the Engines. As used herein, “Engines” means, individually or collectively, as the context requires: (i) the [*] used, serviceable [*] model aircraft engines manufactured by IAE LLC, which are the subject of this Agreement and further described in the Specification, and bear the manufacturer’s serial numbers listed, and the technical status and configuration as of [*] identified, in Appendix I to this Agreement, [*]; (ii) IAE LLC-approved engine transportation stand for each Engine part number [*] (“Engine Stands”); (iii) IAE LLC-approved engine moisture and vapor proof storage bag for each Engine (“Engine Storage Bags”); (iv) QEC Kit for each Engine; and (v) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment and property installed in or attached or related to the Engines, except for the engine mount brace (part number [*]) and the QEC Kit Excluded Parts; and (vi) all documents

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and records relating to the operation and maintenance of the Engines and in the possession of Seller in electronic form (“Engine Documentation”). Except where the context otherwise requires, the term “Engine” when used in this Agreement refers to an Engine together with the QEC Kit, Engine Stand, Engine Storage Bag, and Engine Documentation.
2.3    Delivery Location.
(a)[*]. Seller will tender the Engine for sale [*], or as otherwise agreed by the Parties. Buyer will notify Seller within [*] prior to Closing of the preferred Delivery Location.
(b)[*].
2.4    Scheduled Closing Date. As of the date hereof, the sale of each Engine by Seller to Buyer is scheduled to occur on [*], or such other date as the Parties mutually agree in writing (the “Scheduled Closing Date”).
2.5    Cancellation [*]. [*].
3.PURCHASE PRICE AND PAYMENT
3.1    Purchase Price. The purchase price for each Engine is the amount set forth in Appendix I to this Agreement (each, a “Purchase Price”). For the avoidance of doubt, the aggregate purchase price for the Engines is [*] (the “Aggregate Purchase Price”).
3.2    Payments. All payments under this Agreement, including the Purchase Price, must be made in Dollars, without any withholdings or deductions whatsoever, by wire transfer to the account of Seller identified below:
[*]

3.3    [*]. [*]

4.INSPECTION
4.1    Engines. [*].
4.2    Pre-closing Records. For each Engine, Buyer will have an opportunity to inspect the following Engine Documentation prior to Closing: (i) [*]. Seller will provide Buyer electronic access to the Pre-closing Records.

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4.3    Engine Documentation Post-Closing: As soon as possible after a Closing, but no later than [*], Seller will provide Buyer electronic access to the Engine Documentation identified in Appendix X to this Agreement for each Engine.
5.CONDITIONS PRECEDENT
5.1    Conditions to Buyer’s Obligations. The following are conditions precedent to Buyer’s obligation to purchase an Engine from Seller, which Buyer may waive in full or in part in its sole discretion:
(a)The Engine is located at the Delivery Location;
(b)[*], the Engine is installed on the Engine Stand, has been preserved for the longest available storage period in accordance with the aircraft maintenance manual or engine manual applicable to the Engine, and it is otherwise prepared and wrapped for shipment in an Engine Storage Bag;
(c)[*];
(d)Buyer is satisfied with the results of the inspection of the Engine’s Pre-closing Records;
(e)The Engine operates at the thrust configuration listed in Appendix I to this Agreement or as otherwise mutually agreed by the Parties;
(f)Seller’s representations and warranties set forth in Section 9.2 are true and correct, and Seller is not in breach of any of its obligations under this Agreement; and
(g)No change in applicable laws or regulations or in the interpretation thereof has occurred after the date of this Agreement that would make it unlawful for Buyer to perform its obligations under this Agreement.

5.2    Conditions to Seller’s Obligations. The following are conditions precedent to Seller’s obligation to sell an Engine to Buyer, which Seller may waive in full or in part in its sole discretion:
(a)Seller has received an executed Acceptance Certificate for the Engine;
(b)Seller has received the full amount of the Purchase Price for the Engine;
(c)Buyer’s representations and warranties set forth in Section 9.1 are true and correct, and Buyer is not in breach of its obligations under this Agreement; and
(d)No change in applicable laws or regulations or in the interpretation thereof has occurred after the date of this Agreement that would make it unlawful for Seller to perform its obligations under this Agreement.
6.CLOSING AND DELIVERY
6.1    Date of Closing. Seller and Buyer will use commercially reasonable efforts to cause the sale of each Engine to occur on the Scheduled Closing Date.
6.2    Closing. For each Engine, upon the satisfaction (or waiver by Buyer in its sole discretion) of each of the conditions precedent set forth in Section 5.1 with respect to such Engine, Buyer will execute and deliver the Acceptance Certificate

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for the Engine to Seller and pay the Purchase Price for that Engine. Upon the satisfaction (or waiver by Seller in its sole discretion) of each of the conditions precedent set forth in Section 5.2 with respect to the Engine, including Seller’s confirmation of its receipt of the Engine’s Purchase Price, Seller will execute and deliver to Buyer the Bill of Sale for the Engine on the day of Closing (each, a “Closing”).[*].
6.3    Ownership plate. Seller will, or cause IAE LLC to, affix a new ownership plate on each Engine, as agreed with Buyer, within [*] of Closing, or as otherwise mutually agreed by the Parties.
7.RISK OF LOSS AND TITLE
7.1    Risk of Loss. Risk of loss and damage to an Engine and its QEC Kit, Engine Stand, Engine Storage Bag and Engine Documentation will pass to Buyer at Closing.
7.2    Title. Title to the Engine and its QEC Kit, Engine Stand, Engine Storage Bag and Engine Documentation will pass to Buyer at Closing.
8.COVENANTS OF BUYER
8.1    Covenant Against Engine Part-Out. Buyer agrees that the Engines are for the sole purpose of supporting Buyer’s engine leasing business through the loan or lease of the Engines to Buyer’s customers. For a period of [*] from the manufacture date of the Engine, Buyer: (i) will not disassemble any of the Engines into parts to be used or sold separately, and (ii) will ensure that any agreement with its customers will prohibit the disassembly of such Engine into parts to be used or sold separately and will include Seller as a third party beneficiary of such prohibition. Failure to comply with this Section 8.1 is a material breach of Agreement and Seller may, in its discretion, exercise any and all rights, remedies, powers and privileges afforded by applicable law or in equity.
8.2    Right of First Refusal. With respect to each Engine, for a period of [*] from the manufacture date of the Engine, in the event Buyer decides to transfer, sell, or otherwise dispose of the Engine in an arm’s length transaction to an independent third party, Buyer agrees to grant Seller the right of first refusal to purchase the Engine at the price and upon substantially the same terms offered by the third party. Upon receipt of any bona fide offer, Buyer will notify Seller in writing of the price and terms, and Seller will respond to this notice within [*] after receipt thereof, indicating whether Seller desires to exercise its rights hereunder. For purposes of this Section 8.2, a sale (or an offer to sell) to an independent third party does not include a sale by Buyer to: (i) [*]; provided however, that any such sale agreement with (i) or (ii) will grant Seller the right of first refusal to purchase the Engine, consistent with the terms of this Section 8.2, in the event the Engine is subsequently offered to be sold in an arm’s length transaction to an independent third party.

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8.3    Engine On-Sell. With respect to each Engine, for a period of [*] from the manufacture date of the Engine, if Seller elects not to exercise its Right of First Refusal in connection with a proposed sale, assignment, transfer, or other disposal of an Engine to a third party (the “Purchaser”), Buyer agrees that: (i) the agreement for such sale, assignment, transfer, or other disposal of the Engine to the Purchaser strictly covenants the Purchaser from disassembling the Engine into parts to be used or sold separately for a period equal to [*] from birth, (ii) such agreement will make Seller a third party beneficiary of such commitment by the Purchaser, and (iii) if the Purchaser seeks to resell such Engine, it shall abide by the terms set forth herein. Buyer’s failure to comply with this Section 8.3 constitutes a material breach of this Agreement and will cause irreparable harm to Seller. In the event of any breach or threatened breach of such obligation, Seller, without prejudice to any other rights or remedies it may have herein, at law or in equity, will be entitled to equitable relief, including injunction and/or specific performance. Buyer agrees that it will not oppose the granting of such relief on the basis that Seller has an adequate remedy at law.
9.REPRESENTATIONS AND WARRANTIES
9.1    Buyer Representations and Warranties. Buyer represents and warrants to Seller both on the date of this Agreement and as of the Closing, that:
(a)Buyer: (i) is duly organized, validly existing and in good standing as a corporation under the laws of Delaware, and (ii) has the requisite power and authority and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement and the Acceptance Certificate;
(b)Each of this Agreement and the Acceptance Certificate has been (or will be) duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and
(c)No third party is involved as a broker or finder on behalf of Buyer in connection with the transactions contemplated by this Agreement.

9.2    Seller Representations and Warranties. Seller represents and warrants to Buyer, both on the date of this Agreement and as of the Closing, that:
(a)Seller: (i) is duly organized, validly existing and in good standing as a limited liability company under the laws of Delaware, and (ii) has the requisite power and authority and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement and the Bill of Sale;
(b)Each of this Agreement and the Bill of Sale has been (or will be) duly executed and delivered by Seller, and constitutes the legal, valid and

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binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);
(c)As of the time of the Closing, Seller has good and valid title to the applicable Engine to transfer to Buyer, free and clear of all Liens; and
(d)No third party is involved as a broker or finder on behalf of Seller in connection with the transactions contemplated by this Agreement.
10.LIMITED WARRANTIES AND DISCLAIMERS
10.1    Seller hereby warrants to Buyer that, at the time of Closing, Seller will transfer to Buyer good, legal and merchantable title to the Engine, free and clear of any and all Liens.
10.2    Seller will assign and transfer to Buyer any remaining benefits of the Engines’ [*] Engine and Parts Service Policy, attached as Appendix VII to this Agreement, prorated to the Engine’s status as of the Engine’s Closing in accordance with the following:
[*]
The Parties agree to execute and deliver any and all reasonable documentation required to accomplish the assignment and transfer of rights, interests and benefits referred to in this Section 10.2.
10.3    Except as expressly set forth in this Article 10 and in the Bill of Sale, each Engine is sold in “AS IS, WHERE-IS” and “WITH ALL FAULTS” condition, and Seller makes no warranties, guarantees or representations of any kind, either express or implied, statutory or otherwise, with respect to each Engine, and Buyer hereby waives all other remedies, warranties and liabilities, express or implied, arising by law or otherwise, with respect to each Engine or any part thereof, including but not limited to: (a) any express or implied warranty or representation as to condition, airworthiness, value, merchantability, manufacture, fitness for a particular purpose, absence of latent, inherent or other defects (whether or not discoverable) or as to freedom from any rightful claim by way of infringement of any patent, copyright, design or other proprietary rights, and (b) any implied warranty arising from course of performance, course of dealing or usage or trade. The foregoing disclaimer of warranty shall not be construed to be a waiver by Buyer of any claim against Seller arising from Seller’s breach of any of the terms, covenants, conditions, representations or warranties in this Agreement or the Bill of Sale made by, applicable to or to be performed by Seller.

10.4    The provisions of this Article 10 survive the completion of the transactions contemplated by this Agreement.

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11.EXCUSABLE DELAYS
Neither Party is responsible to the other Party for any delay or failure to perform under this Agreement when such interruption, suspension, delay or failure to perform under this Agreement results from, relates to or arises out of causes beyond either Party’s reasonable control, including without limitation (i) acts of God, acts of Government, fires, floods, epidemics, pandemics, quarantine restrictions, labor disputes, strikes, freight embargoes, riots, wars, the hostile acts of any person, acts of terrorism, compliance in good faith with any applicable foreign or domestic governmental regulation or order whether or not it proves to be invalid, litigation, court orders, or other legal or regulatory actions or unusually severe weather, or any other event or circumstance beyond the reasonable control of either Party, (ii) a delay attributable to suppliers, or [*] (“Excusable Delay”). In the event of an Excusable Delay, the Party experiencing such delay will promptly notify the other Party, and, if feasible, will specify the estimated extent of such delay. Neither Party is deemed to be in default due to an Excusable Delay.
12.INDEMNITIES
12.1    Seller Indemnity. Seller will defend, indemnify and hold harmless Buyer and each of its Permitted Affiliates, successors and assigns, and each such person’s respective directors, officers, employees, contractors, agents, shareholders and subsidiaries (collectively, “Buyer Indemnitees”) from and against any Loss which may be incurred by a Buyer Indemnitee after Closing and arising directly out of any Engine Activity occurring prior to Closing, provided that the foregoing will not apply to any Loss that results from: (i) the gross negligence or willful misconduct of a Buyer Indemnitee, or (ii) the breach by Buyer of any of its obligations, representations or warranties hereunder.

12.2    Buyer Indemnity. Buyer will defend, indemnify and hold harmless Seller and each of its affiliates, successors and assigns, and each such person’s respective directors, officers, employees, contractors, agents, shareholders and subsidiaries (collectively, “Seller Indemnitees”) from and against any Loss which may be incurred by a Seller Indemnitee after Closing and arising directly out of any Engine Activity occurring after Closing, provided that the foregoing will not apply to any Loss that results from: (i) the gross negligence or willful misconduct of a Seller Indemnitee, or (ii) the breach by Seller of any of its obligations, representations or warranties hereunder.

12.3    Waiver of Consequential Damages. To the fullest extent permitted by applicable law, and notwithstanding anything herein to the contrary, no Party will have any liability to any person or entity under this Agreement for any special, indirect, exemplary, incidental, consequential or punitive damages (as opposed to direct and actual damages).

12.4    Survival. The provisions of this Article 12 survive the completion of the transactions contemplated by, or the termination of, this Agreement.

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13.EXPENSES AND TAXES
13.1    Costs and Expenses of Sale. Each Party will pay its own costs, charges and expenses in connection with the negotiation, preparation, execution and implementation of this Agreement.

13.2    Taxes. [*].

13.3    Survival. The provisions of this Article 13 will survive the completion of the transactions contemplated by, or the termination of, this Agreement.
14.EXPORT
14.1    The Parties agree to comply with any and all applicable export, import, sanctions and U.S. anti-boycott laws, regulations, orders and authorizations that apply to their respective activities and obligations set forth in this Agreement (collectively “Export Laws”), including but not limited to the International Traffic in Arms Regulations (22 CFR 120130) (“ITAR”), the Export Administration Regulations (15 CFR 730 et seq.) (“EAR”) and any regulations and orders administered by the Treasury Department's Office of Foreign Assets Control Regulations (31 CFR Chapter V). Nothing in this Agreement shall be construed as requiring a Party to perform an obligation that is noncompliant with any Export Laws. Furthermore, any Party that receives any technology, commodity, technical data, software, goods and services (including products derived from or based on such technical data) information or any other item subject to any applicable Export Laws, shall adhere to and comply with those laws, regulations, orders and authorizations.
14.2    The Parties shall use best efforts to apply for, obtain, comply with and maintain all export, re-export, and transfer authorizations, including approvals, consents, licenses, agreements, registrations and other authorizations (collectively, “Export Licenses”) that are required or may be required to perform the activities and obligations set forth in this Agreement. No ITAR regulated items, technical data, or defense services will be provided without obtaining the proper authorization or Export Licenses.
14.3    Prior to the transfer of any U.S. origin technical data, item or document, controlled by the EAR or ITAR, the transferring Party shall provide to the receiving Party the Export Control Classification Number (ECCN) or the ITAR category of such technical data and shall clearly indicate such on the technical data, item or document.
14.4    The Parties shall not knowingly or unknowingly divert or cause to be diverted, any commodities, technical data, software, goods and services (including products derived from or based on such technical data) subject to the Export Laws to any (i) person, (ii) entity, (iii) country or (iv) any entity located or incorporated in a country, that is on any denied party list or list of sanctioned countries, pursuant to either the Export Laws or any other applicable governing regulations.

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14.5    If ITAR or EAR controlled technical data or items are transferred to a U.S. entity, then that entity must only allow access to that technical data or items by the following personnel: (i) U.S. citizens, or (ii) U.S. permanent resident alien, or (iii) who have U.S. protected individual status as defined by 8 USC 1324b(a)(3), or (iv) who are working under a valid U.S. export authorization. Upon request of the transferring Party, the receiving Party shall provide appropriate documentation evidencing the aforementioned requirements.
14.6    The Parties shall not export, re-export, transfer, disclose or otherwise provide physical or electronic access to technical data controlled under the Export Laws to any person (including unauthorized third party information technology (“IT”) service providers) not authorized to receive said technical data under existing Export Laws and/or Export Licenses.
14.7    Neither Party shall modify or divert the other Party’s technical data controlled by the Export Laws to any military application, unless (i) such Party receives advance, written authorization from the other Party and (ii) such modification or diversion is done in compliance with all applicable Export Laws. Neither Party shall modify or divert the other Party’s technical data controlled by the Export Laws to any military application or other end-use prohibited by applicable Export Laws.
14.8    Buyer represents that it is aware that all sales and distribution of Seller’s Products, which include all tangible items and related software, technology or services (together “Products and Services”), may constitute an export, re-export, or retransfer of such Products and Services. Buyer certifies that such sales and distribution will be conducted in accordance with applicable Export Laws, which may require prior approval and/or prohibit transactions with sanctioned countries/regions or designated parties/entities/individuals. Buyer shall not sell, transfer, export, or re-export the Products and Services, or provide any warranty, repair, replacement, or guarantee services for end-use in Cuba, Iran, North Korea, Sudan and/or Syria.
14.9    Each Party agrees to indemnify and hold the other Party harmless against any liability arising from any breach of its obligations under this Article 14.
15.MISCELLANEOUS
15.1    Notices. All notices, requests and demands to or upon the Parties to be effective must be in writing, and will be deemed to have been duly given or made upon the earlier to occur of: (i) actual receipt by the relevant Party, and (ii) (A) if delivered by hand or courier, when signed for by or on behalf of the relevant Party, (B) if delivered by mail, five (5) business days after being deposited in the mail, postage prepaid, and (C) if delivered by email, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, return email or other written acknowledgement), provided that, in the case of sub-clause (ii)(C) above, if such email is not sent during the

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Willis [*] Used Engines Sale Agreement Execution Version

normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Notices, requests, demands and other communications delivered hereunder will be given to or made upon the respective Parties at their respective addresses set forth below or as otherwise notified in writing from time to time.

If to Seller, to:	[*] Engine Leasing, LLC c/o: International Aero Engines, LLC 400 Main Street, Mail Stop [*] East Hartford, CT 06118 Attention: Chief Legal Officer E-Fax: [*] Email:
If to Buyer, to:	Willis Lease Finance Corporation 60 East Sir Francis Drake Boulevard, Suite 209 Larkspur, California 94939 Attention: Dean Poulakidas, General Counsel Email:
15.2    Governing Law and Dispute Resolution.
(a)This Agreement, each Acceptance Certificate and each Bill of Sale (including any dispute relating to their existence, validity or termination) are governed by and construed and enforced in accordance with the substantive laws of the State of New York, United States of America, without regard to principles of conflicts of law. The United Nations Convention of Contracts for the International Sale of Goods shall not apply.
(b)[*].
(c)[*].
(d)Each Party will comply with all applicable United States of America laws, rules and regulations in exercising its rights and performing its obligations hereunder.
(e)The Parties agree that all controversies, disputes, claims, differences or matters that arise from this Agreement and any arbitration that arise thereof are subject to the confidentiality provisions set forth in Section 15.5.
15.3    Amendments, Waivers and Consents. Any term, covenant, agreement or condition of this Agreement may be amended or waived only in a writing signed by each Party.

[*] Engine Leasing, LLC Proprietary
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15.4    Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, except that: (i) Buyer may, upon prior written notice to Seller, assign this Agreement or any of its obligations hereunder, whether in whole or part, to any Permitted Affiliate(s), without the prior written consent of Seller, and (ii) Seller may, without recourse, assign its rights and/or delegate its obligations under this Agreement to any subsidiary or affiliate of Raytheon Technologies Corporation, or in connection with the merger, consolidation, reorganization or voluntary sale or transfer of its assets. Any assignment or delegation made in contravention of this provision will be invalid.
15.5    Confidentiality. This Agreement and any technical information provided in connection with it are confidential and proprietary to Seller and Buyer. Each Party agrees to limit disclosures of such confidential information only to persons who have a need to know within their own organizations, outside auditors, outside advisors and government agencies. If either Party is subject to a legal action or proceeding or a requirement under applicable government regulations to disclose such confidential information (“Obligated Party”), the Obligated Party will forthwith notify the other Party, and upon the request of the other Party, will cooperate with the other Party in contesting such disclosure. Each Party agrees that it will not, and will not permit any of its affiliates, directors, officers, employees, advisors, agents or other representatives to issue any report, statement or release relating in any way to the Agreement or the subject matter thereof without the prior written consent of the other Party.
15.6    International Registry. Seller acknowledges and agrees that it will cooperate with Buyer in order to register the Bill of Sale for each Engine delivered under this Agreement as a contract of sale on the International Registry of Mobile Assets established pursuant to a Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 in Cape Town, South Africa, within forty-eight (48) hours following the Closing of each Engine.
15.7    Data Privacy. Each Party will comply with applicable laws relating to data privacy, the protection of personal information or data, and the cross-border transfer of personal information or data and will be responsible for providing any notice required by law to the data subjects whose personal data such Party provides to the other Party.
15.8    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
15.9    Severability of Provisions. Any provision of this Agreement, the Acceptance Certificates or the Bills of Sale that is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[*] Engine Leasing, LLC Proprietary
Subject to restrictions on the first page; this document does not contain any export regulated technical data
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15.10    Interpretation. The Parties jointly participated in drafting this Agreement. This Agreement shall be construed neither against nor in favor of either Party.
15.11    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement, the Acceptance Certificates and the Bills of Sale constitute the entire agreement between the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement will become effective when it has been executed by the Parties and when each Party has received counterparts hereof that, when taken together, bear the signatures of each Party. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format is as effective as delivery of a manually executed counterpart of this Agreement.
(Signature page follows)

[*] Engine Leasing, LLC Proprietary
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NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.
Willis [*] Used Engines Sale Agreement Execution Version

IN WITNESS WHEREOF, the Parties have caused this Used Engines Sale Agreement to be executed as of the date and year first set forth above.

[*] ENGINE LEASING, LLC

By:    /s/ Scott Cika__________________________
Name:    Scott Cika
Title:    President

WILLIS LEASE FINANCE CORPORATION

By:    /s/ Austin Willis_________________________
Name:    Austin Willis
Title:    Senior Vice President, Corporate Development

[*] Engine Leasing, LLC Proprietary
Subject to restrictions on the first page; this document does not contain any export regulated technical data
Signature Page

APPENDIX I
USED ENGINES SALE AGREEMENT
[*] ENGINE LIST
[*]

[*] Engine Leasing, LLC Proprietary
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Willis [*] Used Engines Sale Agreement Execution Version
Appendix I

APPENDIX II

DEMOUNTABLE POWERPLANT SPECIFICATION

[*]
[*] Engine Leasing, LLC Proprietary
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    Appendix II

APPENDIX III

COLLINS AEROSPACE QEC KIT EXCLUDED PARTS

[*]

[*] Engine Leasing, LLC Proprietary
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Willis [*] Used Engines Sale Agreement Execution Version
Appendix III

APPENDIX IV
[*] ENGINES DELIVERY LOCATION
[*]
[*] Engine Leasing, LLC Proprietary
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Appendix IV
Willis [*] Used Engines Sale Agreement Execution Version

APPENDIX V
FORM OF ACCEPTANCE CERTIFICATE
ACCEPTANCE CERTIFICATE
Reference is hereby made to that certain Used Engines Sale Agreement, dated as of __________, 2020 (the “Agreement”), between [*] Engine Leasing, LLC (“Seller”) and Willis Lease Finance Corporation (“Buyer”). Pursuant to the Agreement, Buyer does hereby represent, warrant and acknowledge to Seller as follows:
1.Buyer has this ____ day of ____________, 2020, accepted for purchase from Seller the following:
(a)one (1) [*] model aircraft engine bearing manufacturer’s serial number [ ], including all parts, components and accessories related thereto and as specified in the Agreement;
(b)one (1) QEC Kit;
(c)the Engine Storage Bag;
(d)the Engine Stand; and
(e)the Engine Documentation.
2.All of the foregoing has been delivered and accepted on the date set forth above to Buyer’s full satisfaction and pursuant to the terms and provisions of the Agreement.
Unless otherwise defined herein, capitalized terms used in this Acceptance Certificate have the same meaning as those used in the Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed this Acceptance Certificate as of the date first set forth above.
WILLIS LEASE FINANCE CORPORATION
as Buyer

By:    ____________________________________
Name:
Title:

Acceptance Certificate
NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

APPENDIX VI
FORM OF BILL OF SALE
ENGINE BILL OF SALE
______________, 2020
[*] Engine Leasing, LLC (“Seller”), is the owner of good and marketable title to the following equipment (collectively, the “Engine”), all as further described in that certain Used Engines Sale Agreement, dated as of ______________, 2020 (the “Agreement”), between Seller and Willis Lease Finance Corporation (“Buyer”):
1.one (1) [*] [indicate specific thrust rating] model aircraft engine bearing manufacturer’s serial number [ ];
2.one (1) QEC Kit;
3.all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment and property installed in or attached or related to the Engine and as specified in the Agreement, to which Seller holds title;
4.the Engine Storage Bag;
5.the Engine Stand; and
6.the Engine Documentation.
For and in consideration of the sum of [*] and other valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, grant, transfer, deliver and set over to Buyer and its successors and assignees forever all of Seller’s right, title and interest in and to the Engine, to have and to hold the Engine for its and their use forever.
Seller hereby warrants to Buyer and its successors and assigns that there is hereby conveyed to Buyer title to the Engine free of Liens and that Seller will warrant and defend such title forever against all claims and demands.
Unless otherwise defined herein, capitalized terms used in this Bill of Sale have the same meaning as those used in the Agreement. This Bill of Sale will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has duly executed this Bill of Sale as of the date first set forth above.
[*] ENGINE LEASING, LLC

By:    ____________________________________
Name:
Title:

Bill of Sale
NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

APPENDIX VII
[*] ENGINE AND PARTS SERVICE POLICY
(See next page)

[*] Engine Leasing, LLC Proprietary
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NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.
Willis [*] Used Engines Sale Agreement Execution Version                         Appendix VII

APPENDIX VIII
LIST OF PERMITTED AFFILIATES
WEST Engine Acquisition LLC, a limited liability company organized and existing under the laws of the State of Delaware
Willis Engine Structured Trust III, a statutory trust organized and existing under the laws of the State of Delaware
Willis Engine Structured Trust IV, a statutory trust organized and existing under the laws of the State of Delaware
Willis Engine Structured Trust V, a statutory trust organized and existing under the laws of the State of Delaware
Willis Mitsui & Co Engine Support Limited, a limited company organized and existing under the laws of Ireland
CASC Willis Lease Finance Company Limited, a Sino-foreign equity joint venture organized and existing under the laws of China (Shanghai) Pilot Free Trade Zone, People’s Republic of China
Wells Fargo Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, US Bank National Association, a national banking association organized and existing under the laws of the United States of America, or Bank of Utah, a corporation organized and existing under the laws of the State of Utah, in each case, not in its individual capacity but solely as Owner Trustee for the benefit of any of the foregoing.

[*] Engine Leasing, LLC Proprietary
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Willis [*] Used Engines Sale Agreement Execution Version
    Appendix VIII

APPENDIX IX
FORM OF PRE-CLOSING ENGINE CERTIFICATION
To be printed on Seller’s letterhead
ENGINE CERTIFICATION
This statement certifies to the best of our knowledge, that Engine _________ s/n ________, has not been involved in an incident or accident, major failure, or fire, nor has the Engine or the parts installed thereon, been immersed in salt water or exposed to corrosive agents outside normal operation, been subjected to extreme stress or heat nor been obtained from any Government, or Military source while Leased and/or Operated since birth and in the case of a part installed on the Engine while Leased and/or Operated since birth has not been subjected to, or removed from an engine that has been involved in an incident or accident, major failure, or fire, or been subjected to extreme stress or heat nor been obtained from any Government, or Military source; unless its airworthiness status was re-established by an approved maintenance organization in accordance with the instructions of the type certificate holder and/or original engine manufacturer of the part and supported by an authorized release certificate.
Additionally, this statement certifies to the best of our knowledge, that Engine __________ does not contain any non-OEM repairs or PMA parts, or other non-OEM approved hardware.
As of October 31, 2020:
Engine Total Time: _________ Engine Total Cycles: ________

Signature:
Name:
Title:
Date:

[*] Engine Leasing, LLC Proprietary
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Willis [*] Used Engines Sale Agreement Execution Version
    Appendix IX

APPENDIX X
POST-CLOSING ENGINE DOCUMENTATION SHORT LIST
[*]
[*] Engine Leasing, LLC Proprietary
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    Appendix X